EXHIBIT 99.1
EPMEDSYSTEMS


NASDAQ:  EPMD                                   FOR FURTHER INFORMATION CONTACT:
                                                --------------------------------
FOR IMMEDIATE RELEASE                           Matthew C. Hill, CFO
                                                (856) 753-8533

                                                MKR Group, LLC
                                                Charles Messman, Todd Kehrli
                                                (626) 395-9500

                   EP MEDSYSTEMS REPORTS RECORD FOURTH QUARTER
                           AND RECORD YEAR-END RESULTS

                       2004 SALES INCREASED 64% OVER 2003

           FOURTH QUARTER SALES INCREASED 63% OVER FOURTH QUARTER 2003

WEST BERLIN, NJ (MARCH 10, 2005)--EP MEDSYSTEMS, INC. (NASDAQ: EPMD), a market leader in electrophysiology products used in cardiac rhythm management, today announced financial results for the fourth quarter and year ended December 31, 2004. Revenues for the fourth quarter were $5,219,000, representing a 12% increase over third quarter revenues, and a 63% increase over fourth quarter 2003 revenues. The net loss was $486,000 for the fourth quarter, an improvement of 55% as compared to the net loss of $1,090,000 for the same period in 2003. The basic and diluted loss per share was $0.02 for the fourth quarter and $0.05 for the comparable period in 2003.

Revenues for the full year of 2004 were $16,369,000, representing a 64% increase from 2003 revenues. The net loss for the year ended December 31, 2004 was $4,410,000, compared to $6,949,000 for the same period in 2003. The basic and diluted loss per share for the year ended December 31, 2004 was $0.19, and was $0.38 for the year ended December 31, 2003.

Reinhard Schmidt, President and CEO of EP MedSystems, Inc. commented, "We are very pleased with our third consecutive quarter of record revenues. We continue to see the positive impact of our new products, as well as year to year and quarter to quarter momentum of our channel efforts. The recent quarter was especially encouraging in seeing growth from both electronic and consumable product lines on a comparative basis from the prior quarter. That growth, coupled with a higher concentration of sales in the United States, has resulted in a gross profit of 61% in the fourth quarter of 2004 and 59% for the year ended December 31, 2004, as compared to 52% for the year ended December 31, 2003."

Mr. Schmidt concluded by stating, "We continue to explore ways to expand our sales, marketing and clinical capabilities to meet our business goals as we support growth over the course of 2005."



The Company will discuss its fourth quarter and year-end financial results on a conference call scheduled to take place today, March 10, 2005, at 4:30 p.m. EST. To participate, call (800) 240-5318 at least 10 minutes prior to the scheduled start time. When prompted, give the operator your name, firm name and phone number. The phone replay will be available for five business days following the call by dialing (800) 405-2236 or (303) 590-3000 and entering 11025796 followed by the "#" key when prompted for a code. Also, an instant replay of the conference call will be available over the Internet at http://www.epmedsystems.com in the Investor Relations area of the website or by going to http://mkr-group.com.

ABOUT EP MEDSYSTEMS:

EP MedSystems develops and markets cardiac electrophysiology ("EP") products used to diagnose and treat certain cardiac rhythm disorders. The Company's EP product line includes the EP-WorkMate(R) Electrophysiology Workstation with RPM(TM)Real-time Position Management(TM) navigation technology, the EP-4(TM) Computerized Cardiac Stimulator, fixed and deflectable diagnostic electrophysiology catheters and related disposable supplies, the ALERT(R) System and ALERT family of internal cardioversion catheters, and the ViewMate(R) intracardiac ultrasound catheter imaging system. For more information, visit our Website at www.epmedsystems.com.

For more information, visit our Website at www.epmedsystems.com.


                               EP MEDSYSTEMS, INC.
                             SELECTED FINANCIAL DATA

                                                                          YEARS ENDED
                                                                          DECEMBER 31,
                                                      -----------------------------------------------------
          INCOME STATEMENT DATA                              2004                         2003
                                                      -------------------------      ----------------------
          Net Sales                                     $16,369,000                    $10,003,000
          Cost of products sold                           6,663,000                      4,763,000
                                                      -------------------------      ----------------------
             Gross Profit                                 9,706,000                      5,240,000
          Operating expenses
             Sales and marketing                          8,346,000                      5,563,000
             General and administrative                   3,035,000                      2,566,000
            Research and development                      2,470,000                      2,566,000
            Mortgage conversion and
             Deferred offering costs                      -                                222,000
                                                      -------------------------      ----------------------
               Loss from operations                      (4,145,000)                    (5,677,000)

          Interest expense, net                            (144,000)                      (459,000)
          Interest expense, debt conversion                (582,000)                    (1,000,000)
          Change in valuation of warrants                 -                               (211,000)
          Income tax benefit                                461,000                        398,000
                                                      -------------------------      ----------------------
             Net Loss                                   $(4,410,000)                   $(6,949,000)
                                                      =========================      ======================

          Basic and diluted loss per share                   $(0.19)                        $(0.38)
                                                      =========================      ======================

          Weighted Average
          Shares Outstanding                             23,514,846                     18,378,450
                                                      =========================      ======================

         BALANCE SHEET DATA                              AT DECEMBER 31, 2004           AT DECEMBER 31, 2003
                                                     --------------------------      ------------------------

         Cash and cash equivalents and
         restricted cash                                         $9,345,000                     $12,249,000
         Working capital                                         12,756,000                      12,543,000
         Total assets                                            20,003,000                      21,661,000
         Total liabilities                                        6,652,000                      10,035,000
         Shareholder's equity                                    13,351,000                      11,626,000

FORWARD LOOKING STATEMENTS:

This Release may contain certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or including the words "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions. Such forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Such forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual results or events to differ materially and adversely from the events discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, EP MedSystems' history of losses, uncertainty of market acceptance of our products and level of sales, uncertainty of future profitability and future liquidity needs; and risks regarding regulatory approvals and demand for new and existing products, as stated in the Company's Annual Report filed on Form 10-KSB and quarterly reports filed on Form 10-QSB.

EP MedSystems cautions investors and others to review the cautionary statements set forth in this press release and in EP MedSystems' reports filed with the Securities and Exchange Commission and cautions that other factors may prove to be important in affecting the EP MedSystems' business and results of operations. Readers are cautioned not to place undue reliance on this press release and other forward-looking statements, which speak only as of the date of this release. EP MedSystems undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.